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                                                                   EXHIBIT 11.1
                              SunTrust Banks, Inc.
                 Statement re: Computation of Per Share Earnings
                      (In thousands, except per share data)




                                                                 Year Ended December 31
                                      ---------------------------------------------------------------------------
                                         1999          1998        1997         1996         1995         1994
                                      ----------   ----------   ----------   ----------   ----------   ----------

Basic
-----

Income before extraordinary gain      $1,123,952   $  971,017   $  975,923   $  858,950   $  802,761   $  752,278
Extraordinary gain, net of taxes         202,648         --           --           --           --           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
Net income                            $1,326,600   $  971,017   $  975,923   $  858,950   $  802,761   $  752,278
                                      ----------   ----------   ----------   ----------   ----------   ----------

Average basic common shares              317,079      314,908      316,436      326,502      333,212      335,124
                                      ----------   ----------   ----------   ----------   ----------   ----------

Income before extraordinary gain      $     3.54   $     3.08   $     3.08   $     2.63   $     2.41   $     2.24
Extraordinary gain, net of taxes            0.64         --           --           --           --           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
Earnings per common share - basic     $     4.18   $     3.08   $     3.08   $     2.63   $     2.41   $     2.24
                                      ==========   ==========   ==========   ==========   ==========   ==========


Diluted
-------

Income before extraordinary gain      $1,123,952   $  971,017   $  975,923   $  858,950   $  802,761   $  752,278
Extraordinary gain, net of taxes         202,648         --           --           --           --           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
Net income                            $1,326,600   $  971,017   $  975,923   $  858,950   $  802,761   $  752,278
                                      ----------   ----------   ----------   ----------   ----------   ----------

Average common shares outstanding        317,079      314,908      316,436      326,502      333,212      335,124
Incremental shares outstanding (1)         4,095        4,803        4,496        4,540        4,267        4,131
                                      ----------   ----------   ----------   ----------   ----------   ----------
Average diluted common shares            321,174      319,711      320,932      331,042      337,479      339,255
                                      ----------   ----------   ----------   ----------   ----------   ----------

Income before extraordinary gain      $     3.50   $     3.04   $     3.04   $     2.59   $     2.38   $     2.22
Extraordinary gain, net of taxes            0.63         --           --           --           --           --
                                      ----------   ----------   ----------   ----------   ----------   ----------
Earnings per common share - diluted   $     4.13   $     3.04   $     3.04   $     2.59   $     2.38   $     2.22
                                      ==========   ==========   ==========   ==========   ==========   ==========
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(1)  Includes the  incremental  effect of stock  options and  restricted  stock outstanding computed under the treasury stock method.